EXHIBIT 99.1 TO FORM 8-K

United Medicorp, Inc. Announces Resignation of Vice President and Controller

Pampa, Texas -United Medicorp, Inc. (OTC Bulletin Board ticker symbol UMCI.OB) announced today the resignation of Vice President and Controller, Nathan Bailey. Mr. Bailey joined the Company in August 2000 as Corporate Controller and was promoted to the position of Vice President and Controller in March of 2002. Mr. Bailey is leaving the Company in order to pursue other business opportunities.

United Medicorp, Inc. provides extended business office, claims coding and medical record storage services to healthcare providers nationwide.












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